Exhibit 10.6

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is dated effective as of September 25, 2012, by and among Lighting Science Group Corporation (the “Company”), RW LSG Holdings LLC and RW LSG Management Holdings LLC (collectively with their respective successors, assigns and transferees, the “RW Holders”), Cleantech Europe II (A) LP and Cleantech Europe II (B) LP (collectively with their respective successors, assigns and transferees, the “Zouk Holders”) and Portman Limited (collectively with its respective successors, assigns and transferees, the “Portman Holders”, and together with the RW Holders and the Zouk Holders, the “Holders”).

RECITALS

WHEREAS, the Company, RW LSG Holdings LLC and RW LSG Management Holdings LLC have entered into that certain Registration Rights Agreement, dated as of May 25, 2012 (the “Original Registration Rights Agreement”);

WHEREAS, the Company, RW LSG Holdings LLC and RW LSG Management Holdings LLC desire to amend and restate the Original Registration Rights Agreement as provided in this Agreement, such amendment and restatement to be effective as of the date first written above;

WHEREAS, the Company, RW LSG Holdings LLC and RW LSG Management Holdings LLC desire to permit Cleantech Europe II (A) LP, Cleantech Europe II (B) LP, and Portman Limited to becomes parties hereto;

WHEREAS, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company desires to provide to each Holder the rights to register the Registrable Securities (as defined herein) held by them under the Securities Act on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree to amend and restate the Original Registration Rights Agreement as follows:

AGREEMENT

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

1.1 “Affiliate” means, with respect to any specified person, a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

1.2 “Agreement” shall have the meaning set forth in the Preamble; provided, that it shall also include any amendments, restatements, supplements or modifications from time to time.

1.3 “Blue Sky Laws” shall have the meaning set forth in Section 5.2(d).

1.4 “Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

1.5 “Common Stock” means the common stock, par value $0.001 per share, of the Company.

1.6 “Company” shall have the meaning set forth in the Preamble.

1.7 “Company Shares” shall have the meaning set forth in Section 3.2(a)(i).

1.8 “Demand Holders” shall have the meaning set forth in Section 2.1.

1.9 “Demand Registration” shall have the meaning set forth in Section 2.1.

1.10 “Demand Shares” shall have the meaning set forth in Section 3.2(a)(ii).

1.11 “Equity Securities” shall mean (i) any capital stock or other share capital; (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock or other share capital or containing any profit participation features; (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, other share capital or securities containing any profit participation features; or (iv) any securities issued or issuable with respect to the securities referred to in clauses (i) through (iii) above in connection with a combination of shares, exchange, recapitalization, merger, consolidation or other reorganization.

1.12 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at that time.

1.13 “Existing Offering” shall have the meaning set forth in Section 2.6.

1.14 “Following Holdback Period” shall have the meaning set forth in Section 8.1.

1.15 “Form S-3” shall have the meaning set forth in Section 4.1(a).

1.16 “Form S-3 Registration” shall have the meaning set forth in Section 4.1(a).

1.17 “Geveran Shares” shall mean all of the securities that could be requested to be included in any registration pursuant to that certain Registration Rights Agreement, dated as of June 6, 2011, by and between the Company and Geveran Investments Ltd.

1.18 “Holdback Extension” shall have the meaning set forth in Section 8.1.

1.19 “Holder Indemnified Party” shall have the meaning set forth in Section 6.1.

1.20 “Holders” shall have the meaning set forth in the Preamble.

1.21 “Home Depot Shares” shall mean all of the securities that could be requested to be included in any registration pursuant to that certain Registration Rights Agreement, dated as of January 14, 2011, by and between the Company and The Home Depot, Inc.

1.22 “Indemnified Party” shall have the meaning set forth in Section 6.3.

1.23 “Indemnifying Party” shall have the meaning set forth in Section 6.3.

1.24 “Inspectors” shall have the meaning set forth in Section 5.2(l).

1.25 “Joint Demand Registration” shall have the meaning set forth in Section 2.3.

1.26 “Joint Notice” shall have the meaning set forth in Section 2.3.

1.27 “Majority-In-Interest” shall have the meaning set forth in Section 2.1.

1.28 “Maximum Number of Securities” shall have the meaning set forth in Section 3.2(a).

1.29 “Marketed Underwritten Shelf Take-Down” means an Underwritten Shelf Take-Down involving a customary “road show” (including an “electronic road show”) or other substantial marketing effort by one or more Underwriters.

1.30 “Non-Marketed Underwritten Shelf Take-Down” means any Underwritten Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down.

1.31 “Pegasus Shares” shall mean all of the securities that could be requested to be included in any registration pursuant to Pegasus Registration Rights Agreement (as defined below).

1.32 “Pegasus Registration Rights Agreement” shall mean the Amended and Restated Registration Rights Agreement dated January 23, 2009, as further amended as of May 25, 2012, by and between the Company and Pegasus Partners IV, L.P.

1.33 “Piggy-Back Registration” shall have the meaning set forth in Section 3.1(b).

1.34 “Portman Holders” shall have the meaning set forth in the Preamble.

1.35 “Preferred Shares” shall mean those certain shares of Series H Convertible Preferred Stock of the Company.

1.36 “Public Offering” means the sale of the Company’s Common Stock for cash to the public pursuant to an effective Registration Statement filed under the Securities Act.

1.37 “QPO Holdback Period” shall have the meaning set forth in Section 8.1.

1.38 “Qualified Public Offering” means the sale of the Company’s Common Stock for cash to the public pursuant to an effective Registration Statement filed under the Securities Act, such sale to be pursuant to a firmly committed underwritten Public Offering of the Common Stock on The NASDAQ Stock Market or the New York Stock Exchange, where (a) the gross proceeds received by the Company and any selling stockholders in the offering are no less than $100,000,000 and (b) the market capitalization of the Company immediately after consummation of the offering is no less than $500,000,000.

1.39 “Recipients” shall have the meaning set forth in Section 2.3.

1.40 “Records” shall have the meaning set forth in Section 5.2(l).

1.41 “register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

1.42 “Registration Period.” Shall have the meaning set forth in Section 9.

1.43 “Registrable Securities” means (a) all shares of Common Stock issuable or issued upon conversion of the Preferred Shares and/or the exercise of the Warrant, or acquired at any time hereafter if at such time the Holder holds Registrable Securities, (b) all shares of Common Stock owned or held by, or issuable or issued upon conversion of the Preferred Shares and/or the exercise of any Warrant, to a transferee of the Holder to whom rights, duties and obligations under this Agreement are assigned in accordance with Section 10.1, and (c) any other shares of Common Stock issued (or issuable upon or the exercise of any right or other security which is issued) pursuant to a dividend, distribution, stock split, exchange, combination of shares, recapitalization, merger, conversion, consolidation or other similar transaction, or as a replacement of the Preferred Shares, the Warrant, or Common Stock issued upon conversion of the Preferred Shares and/or the exercise of the Warrant; provided, that as to any particular

Registrable Securities, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged pursuant to such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) with respect to a Holder, the first date upon which all such securities owned by such Holder are saleable in a single sale under Rule 144 without regard to any volume limitation or manner of sale requirements under Rule 144.

1.44 “Registration Expenses” shall mean all costs and expenses incurred in connection with a registration under Section 2, Section 3 or Section 4 hereof and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or Blue Sky Laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities; (vi) Financial Industry Regulatory Authority, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or “comfort letters”); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the RW Holders, or if no RW Holders are participating in the applicable registration, the Holders of a Majority-In-Interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

1.45 “Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Registrable Securities (other than a registration statement on Form S-4 or Form S-8).

1.46 “Riverwood” means, collectively, RW LSG Holdings LLC, RW LSG Management Holdings LLC and any transferee of either that is an Affiliate of such person to whom rights, duties and obligations under this Agreement are assigned in accordance with Section 10.1 of this Agreement; provided, that any such transferee that ceases to hold Registrable Securities shall no longer be “Riverwood.”

1.47 “Rule 144” means Rule 144 of the Securities Act or any successor provision promulgated by the Commission.

1.48 “RW Holders” shall have the meaning set forth in the Preamble.

1.49 “Sale Transaction” shall have the meaning set forth in Section 8.1.

1.50 “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

1.51 “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.52 “Selling Demanding Holder” shall have the meaning set forth in Section 2.1.

1.53 “Selling Demanding Holder Shares” shall have the meaning set forth in Section 2.3.

1.54 “Senders” shall have the meaning set forth in Section 2.3.

1.55 “Shelf Take-Down” shall have the meaning set forth in Section 4.1(b).

1.56 “Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

1.57 “Underwritten Shelf Take-Down” means a Shelf Take-Down which, at the request of the Demand Holder, is to be in the form of a registration in which securities of the Company are sold to an Underwriter or Underwriters on a firm commitment basis for reoffering to the public.

1.58 “Warrant” shall mean any of (i) that certain Warrant to Purchase Common Stock issued to RW LSG Management Holdings LLC on May 25, 2012, (ii) that certain Warrant to Purchase Common Stock issued to Cleantech Europe II (A) LP on September 25, 2012, (iii) that certain Warrant to Purchase Common Stock issued to Cleantech Europe II (B) LP on September 25, 2012 and (iv) that certain Warrant to Purchase Common Stock issued to Portman Limited on September 25, 2012.

1.59 “Zouk Holders” shall have the meaning set forth in the Preamble.

2. Demand Registration.

2.1 Request for Demand Registration. At any time and from time to time after a Qualified Public Offering, (x) Riverwood so long as any RW Holder holds Registrable Securities, and thereafter, (y) Holders of a majority-in-interest of the Registrable Securities (determined on a fully diluted basis) held by all Holders (the “Majority-In-Interest”) (the persons in clauses (x) and (y) are referred to herein as the “Demand Holders”) may make a written demand for registration under the Securities Act of all or part of their Registrable

Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) and plan of distribution thereof. The Company shall promptly notify all other Holders of Registrable Securities of such demand, and each such holder that wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (each such Holder including Registrable Securities in such registration, a “Selling Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the Holder of the notice from the Company. Upon any such request, the Selling Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.8 and the provisos set forth in the first sentence of Section 2.2.

2.2 Form of Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) and plan of distribution thereof; provided, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided, further, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder. In addition, the Company may elect to register for resale shares of Common Stock held by other security holders of the Company, so long as (i) the Registrable Securities of the Selling Demand Holders to be registered will not be reduced thereby; (ii) if such registration is an underwritten offering, such other security holders agree in writing to sell the Common Stock on the same terms and conditions as apply to the Registrable Securities being sold by the Holders, (iii) any Common Stock held by other security holders of the Company to be registered for resale and/or resold will not, in the opinion of the managing Underwriter(s) adversely affect the proposed offering price, the timing, the distribution method, or the probability of success of such offering of the Registrable Securities being sold; and (iv) the Company will be responsible for any and all costs (including reasonable attorneys’ fees) incurred by the Selling Demand Holders arising out of the registration of such other security holder’s Common Stock. Riverwood (if any RW Holder is participating in the Demand Registration) or the Demand Holder(s) (if no RW Holder is participating in the Demand Registration), shall be entitled to select counsel for the Selling Demand Holders.

2.3 Joint Demand Registration. Notwithstanding anything to the contrary in this Agreement, prior to a person making a demand for a Demand Registration under either the Pegasus Registration Rights Agreement or this Agreement, as applicable, subsequent to the first Qualified Public Offering, such person shall provide notice (with the information required by Section 3.1(a) hereof or by Section 2.2 of the Pegasus Registration Rights Agreement,

respectively), in the case of a demand proposed to be made under the Pegasus Registration Rights Agreement, to the persons with demand registration rights under this Agreement (including participation rights upon a demand pursuant to Section 2.1 hereof), or, in the case of a demand proposed to be made under this Agreement, to the persons with demand registration rights under the Pegasus Registration Rights Agreement (the persons receiving such notice, the “Recipients” and the persons sending such notice, the “Senders”). Within 10 business days of receiving such notice, the Recipients may give written notice (the “Joint Notice”) to the Senders that the Recipients have chosen that such registration be conducted as a joint demand registration (“Joint Demand Registration”) of both the Pegasus Shares and the Registrable Securities (for purposes of this Section 2.3, the “Selling Demanding Holder Shares”). If the Joint Notice is timely given to the Senders, the Recipients and Senders shall together present a joint demand for a Joint Demand Registration to the Company. A Joint Demand Registration will not count against the maximum number of Demand Registrations permitted by Section 2.5. Upon election of a Joint Demand Registration, the Selling Demanding Holders of Selling Demanding Holder Shares as a group and the Demanding Holders (as defined in the Pegasus Registration Rights Agreement) of Pegasus Shares as a group requesting securities to be included on such Joint Demand Registration shall have the right to include an equal number of shares if the offering is underwritten and the managing underwriter or underwriters for the Joint Demand Registration advises that the dollar amount or number of securities requested to be included exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering. For the avoidance of doubt, any shares requested to be included by other holders pursuant to contractual rights would only be included in the registration after all of the requested Selling Demanding Holder Shares and Pegasus Shares were included in such registration. Selection of counsel for Selling Demanding Holders of Selling Demanding Holder Shares and the Demanding Holders of Pegasus Shares shall be a joint decision by: (a)(1) Riverwood (if any RW Holders are participating in the Joint Demand Registration) or (2) the Selling Demanding Holders of Selling Demanding Holder Shares (if no RW Holder is participating in the Joint Demand Registration) and (b) the Demanding Holders of Pegasus Shares. Should an Underwritten Shelf Takedown be requested with respect to Pegasus Shares or Selling Demanding Holder Shares, the rights to be included in such Underwritten Shelf Takedown shall be the same as if it were the first demand registration after a Qualified Public Offering.

2.4 Effecting the Registration Statement. The Company shall use reasonable best efforts to cause the Registration Statement filed pursuant to this Section 2 to become effective as soon as possible following the filing thereof, and shall use reasonable best efforts to keep such Registration Statement in effect and maintain compliance with all securities laws until the end of the Registration Period (as defined below). A registration will not count as a Demand Registration for purposes of Section 2.5 until the Registration Statement filed with the Commission with respect to such Demand Registration registering all of the Registrable Securities specified in the notice received pursuant to Section 2.1, determined on the basis described in Sections 2.1 and 2.2, has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the

Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until: (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) Riverwood (if any RW Holder is participating in such registration) or a Majority-In-Interest of the Demanding Holders (if no RW Holder is participating in such registration) thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated

2.5 Number of Demands. Subject to Section 2.8, the Company shall only be obligated under this Section 2 to effect an aggregate of three (3) Demand Registrations for any and all Holders, unless the Company breaches its obligations under Sections 2.2, 2.3 or 5.2(b), (c), (d), (e), (f), (g)(iii), (g)(iv), (i), (j), (k), (l) and (m).

2.6 Delay due to Underwritten Offering. If, following receiving a demand for a Demand Registration pursuant to Section 2.1, the Company has already begun registering securities (with respect to a primary or secondary offering) pursuant to an underwritten public offering (an “Existing Offering”) and in the good faith judgment of the managing Underwriter of the Existing Offering, the registration of the Registrable Securities pursuant to such demand or the resale of the Registrable Securities pursuant thereto would interfere with the Underwriter’s successful marketing of the Existing Offering, the Company may, by giving prompt written notice to the Holders making such demand, delay the registration of the Registrable Securities pursuant to such demand or any resale of such Registrable Securities for the minimum period necessary to not interfere with such Existing Offering, but in no event more than 90 days; provided, that the Company may not deliver any such notice more than once in any 365-day period. Notwithstanding the foregoing, the Holders shall have Piggy-Back Registration Rights under Section 3 with respect to the Existing Offering.

2.7 Underwritten Offering. If any registration under Section 2 of this Agreement is an underwritten offering, the Underwriter(s) that will administer the offering shall be selected by the Company, subject to the prior written consent of Riverwood (if any RW Holder is participating in such offering) or the Selling Demanding Holders (if no RW Holder is participating in such offering), and in each case, such consent not to be unreasonably withheld.

2.8 Withdrawal. If Riverwood (if any RW Holder is participating in the applicable offering) or a Majority-In-Interest of the Selling Demanding Holders (if no RW Holder is participating in the applicable offering) disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, Riverwood (if any RW Holder is participating in the applicable offering) or such Majority-In-Interest of the Selling Demanding Holders (if no RW Holder is participating in the applicable offering) may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the RW Holders or a Majority-In-Interest of the Selling Demanding Holders withdraw from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.5.

3. Piggyback Registration.

3.1 Notice. If at any time the Company shall determine to register any of its Equity Securities, either for its own account or for the account of a security holder or holders or otherwise file a Registration Statement under the Securities Act with respect to an offering of Equity Securities (other than a Registration Statement: (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into Equity Securities of the Company or (iv) for a dividend reinvestment plan, then the Company), the Company shall:

(a) promptly give the Holders written notice thereof, but in no event less than twenty (20) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering;

(b) offer to the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration”);

(c) include in such Registration Statement, and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by the Holders within such ten (10) day-period described in clause (b) above, except as set forth in Section 3.2 below;

(d) use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof; and

(e) use reasonable best efforts to keep the Registration Statement in respect of such Piggy-Back Registration in effect and maintain compliance with all securities laws for the Registration Period.

3.2 Reduction of Offering in Underwritten Piggy-Back Registrations; Underwriting.

(a) If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of securities which the Company desires to sell, taken together with shares of Common Stock or other securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under Section 2, and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in any such registration:

(i) if the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities (the “Company Shares”); (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), all of the securities requested to be included therein pursuant to the Pegasus Registration Rights Agreement, that certain Registration Rights Agreement, dated as of January 14, 2011, by and between the Company and The Home Depot, Inc. and that certain Registration Rights Agreement, dated as of June 6, 2011, by and between the Company and Geveran Investments Ltd., in accordance with the terms of such registration rights agreements, that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), all of the Registrable Securities requested by the Holders to be included therein that can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons that can be sold without exceeding the Maximum Number of Securities; and

(ii) if the registration is a “demand” registration undertaken at the demand of persons other than the Holders of Registrable Securities pursuant to written contractual arrangements with such persons: (A) first, all of the securities requested to be included therein by any persons exercising such “demand” registration rights (the “Demand Shares”), that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), all of the securities requested to be included therein pursuant to the Pegasus Registration Rights Agreement, that certain Registration Rights Agreement, dated as of January 14, 2011, by and between the Company and The Home Depot, Inc. and that certain Registration Rights Agreement, dated as of June 6, 2011, by and between the Company and Geveran Investments Ltd., in accordance with the terms of such registration rights agreements, that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), all of the Registrable Securities requested by the Holders to be included therein that can be sold without exceeding the Maximum Number of Securities; (E) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons that can be sold without exceeding the Maximum Number of Securities; and (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C), and (D), the Company Shares that can be sold without exceeding the Maximum Number of Securities.

If the number of Registrable Securities that any Holder requested be included in any such underwriting is to be reduced as a result of this Section 3.2(a), the Company shall promptly notify such Holder in writing of any such reduction and the number of Registrable Securities of such Holder that will be included in such registration.

(b) Other than as set forth in Section 5.1, nothing in this Section 3.2 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a Registration Statement proposed to be filed pursuant to this Section 3.2 or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

(c) Upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 5.2(g)(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 4 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s board of directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each Holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder receives the supplemented or amended prospectus contemplated by Section 5.2(g)(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such Holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

(d) Upon receipt of written notice from the Company that a Registration Statement or prospectus contains a misstatement or omits to state a material fact, each Holder of Registrable Securities shall forthwith discontinue the disposition of Registrable Securities until the Holder has received copies of the supplemented or amended prospectus that corrects such misstatement or omission, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, that the Company shall have provided such written notice to each other person who had elected to register securities in connection with the applicable Piggy-Back Registration pursuant to written contractual arrangements that such person had with the Company.

3.3 Withdrawal. Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 5.

4. Registrations on Form S-3.

4.1 Registrations on Form S-3.

(a) At any time and from time to time after a Qualified Public Offering, the Demand Holders may request in writing that the Company register (a “Form S-3 Registration”) the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”). Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other Holders of Registrable Securities, and, as soon as practicable thereafter, subject to the provisions of Section 3, effect the registration of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, or any other Holder or Holders that are joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect any such registration pursuant to this Section 4, (i) if Form S-3 is not available for such offering or (ii) if the Holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 4.1(a) shall not be counted as Demand Registrations effected pursuant to Section 2.5.

(b) The Demand Holder may initiate an unlimited number of offerings or sales (which may be underwritten or non-underwritten) of all or part of the Registrable Securities included on Form S-3 (a “Shelf Take-Down”), and with respect to each Shelf Take-Down, each other Holder of Registrable Securities included in a Form S-3 shall be entitled to sell their pro rata portion of Registrable Securities that they previously requested be included in such Form S-3. Notwithstanding anything herein to the contrary, for the avoidance of doubt, any Shelf Take-Down that is underwritten (other than a Marketed Underwritten Shelf Take-Down) will not count as a Demand Registration for purposes of Section 2.5. If such Shelf Take-Down is a Marketed Underwritten Shelf Take-Down, the non-initiating Holders of Registrable Securities and other holders with contractual piggy-back rights will have the right to sell in such Shelf Take-Down their pro rata portion of Registrable Securities that they previously requested be included in such Form S-3 pursuant to, and in accordance with, the provisions applicable to Piggy-Back Registrations as set forth in Section 2. If such Shelf Take-Down is a Non-Marketed Underwritten Shelf Take-Down, none of the non-initiating Holders of Registrable Securities nor any other person will have the right to sell in such Shelf Take-Down any of the Registrable Securities they previously had requested be included on such Shelf Registration Statement.

5. Expenses of Registration; Registration Procedures.

5.1 Expenses. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company.

5.2 Procedures. In the case of each registration by the Company pursuant to this Agreement, the Company shall:

(a) use reasonable best efforts, if requested, prior to filing a Registration Statement or prospectus or any amendment or supplement thereto, furnish without charge to the selling Holders (and their legal counsel) and each Underwriter (and its legal counsel), if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), prospectus (including each preliminary prospectus), any amendment or supplement thereto as proposed to be filed, and such other documents as the Holders (or their legal counsel) of Registrable Securities included in such registration may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(b) use reasonable best efforts to prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement;

(c) use reasonable best efforts to furnish to the Holders of Registrable Securities covered by such Registration Statement such number of conformed copies of such Registration Statement and of each such amendment, including any post-effective amendments, and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as the Holders may reasonably request;

(d) use commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request (the “Blue Sky Laws”), to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities owned by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 5.2(d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(e) enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders of Registrable Securities included in such Registration Statement. No Holder of Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such Registration Statement. Holders of Registrable Securities shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type;

(f) use commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities;

(g) promptly, and in no event more than two (2) business days after such filing, notify the Holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

(h) after the filing of the Registration Statement, promptly notify the Holders of any stop order issued or, to its knowledge, threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(i) use reasonable best efforts to provide and cause to be maintained a transfer agent for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(j) use reasonable best efforts to list all Registrable Securities covered by such Registration Statement on any national or regional securities exchange or quoting service on which any of the Common Stock is then listed or quoted, including any over-the-counter trading activity;

(k) the Chief Executive Officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors;

(l) make reasonably available for inspection by the Holders requesting registration of Registrable Securities, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by the Holders or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Holder is bound by a confidentiality obligation to the Company. The Holders agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its affiliates unless and until such is made generally available to the public;

(m) if requested by the Holder, use commercially reasonable efforts to furnish to each Holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such Holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each Holder of Registrable Securities included in such Registration Statement, at any time that such Holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect;

(n) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC with respect to the disposition of all Registrable Securities covered by such Registration Statement, and make available to the Company’s stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(o) upon the permitted transfer of any Registrable Securities by the Holders in connection with a registration hereunder, the Company shall furnish unlegended certificates representing ownership of the Registrable Securities in such denominations as shall be requested by the Holders or the Underwriters.

6. Indemnification.

6.1 Company. The Company agrees to indemnify and hold harmless each Holder, each other holder of Registrable Securities, and each of their respective directors, officers, employees, affiliates, partners, members, attorneys, agents and representatives, and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if Registrable Securities held by the Holder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement (each, a “Holder Indemnified Party”), from and against all expenses, claims, losses, damages, judgments and liabilities (or actions in respect thereof), whether joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related Registration Statement) or any amendments or supplements of any of the foregoing which are incident to any registration, qualification or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Blue Sky Laws including any rule or regulation promulgated thereunder applicable to the Company relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company shall promptly reimburse the Holder Indemnified Parties for any attorney’s fees, legal and any other expenses reasonably incurred in connection with investigating and defending any such expense, claim, loss, damage, judgment and/or liability (or actions in respect thereof); provided, that the Company will not be liable in any such case to the extent that any such expense, claim, loss, damage, judgment or liability arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) contained in a writing signed by such Holder and furnished to the Company by that Holder and stated to be specifically for use in preparing such Registration Statement, prospectus, offering circular or other document incident to such registration, qualification or compliance in that writing. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 6.1.

6.2 Holder. Each Holder agrees, if Registrable Securities or other securities held by such Holder are included in the securities as to which such registration, is being effected, to, severally and not jointly, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter, if any, of the Company’ securities covered by such a Registration Statement, and each person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against all expenses, claims, losses, damages, judgments and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, and shall reimburse the Company and such directors and officers, Underwriters or control persons of Underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such expense, claim, loss, damage, judgment, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document incident to such registration, and contained in a writing furnished by the Holder to the Company specifically for use in preparing such Registration Statement, prospectus, offering circular or other document incident to such registration, qualification or compliance in that writing. Notwithstanding anything herein to the contrary, each selling Holder’s indemnification and reimbursement obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such selling Holder from the sale of Registrable Securities which gave rise to such indemnification or reimbursement obligation.

6.3 Procedures. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 6.1 or 6.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the expense, claim, loss, damage, judgment, liability or action; provided, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually and materially prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

6.4 Equitable Relief.

(a) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any expenses, losses, claims, damages, liabilities, or actions referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as the result of such expense, loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the actions or omissions or allegation(s) that resulted in such expense, loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by any Holder hereunder exceed the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) from the sale of shares in the offering actually received by such Holder.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 6.4(a).

(c) The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in Section 6.4(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.5 Survival. The obligations of the Company and the Holders under this Section 6 shall survive the completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement. Unless waived in writing by the Indemnified Party, all judgments and settlements must include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

7.1 Public Information. Make and keep public information available as those terms are understood and defined in Rule 144(c) under the Securities Act;

7.2 Filings. File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

7.3 Compliance. So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144(c), and of the Securities Act and the Exchange Act;

7.4 Removal of Legends. The Company will, at the written request of a Holder, upon receipt from such Holder of a certificate certifying (i) that such Holder has held its Registrable Securities for the applicable holding period under Rule 144 with respect to the Holder’s possession of such Registrable Securities, as in effect on the date of such certificate, (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company during any of the 90 preceding days, and (iii) as to such other matters as may be required in accordance with Rule 144, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act; and

7.5 Additional Information. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 7 are to enable the Holders to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should the Holders ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision). The Company shall take such other measures, and file such other information, documents and reports, as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any similar provision hereafter in effect).

7.6 Form S-3. The Company shall use commercially reasonable efforts to obtain eligibility to use Form S-3, and shall take such further action as the Holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

8. Holdback Agreements.

8.1 No Holder of Registrable Securities shall sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale (including sales pursuant to Rule 144) (a “Sale Transaction”) of any Equity Securities of the Company, or any securities convertible into or exchangeable or exercisable for any such Equity Securities, during the seven (7) day period prior to and the 180 day period beginning on the effective date of the Company’s initial Qualified Public Offering (or such shorter period of time as is sufficient and appropriate, in the sole discretion of the managing Underwriter) (the “QPO Holdback Period”), except as part of such Qualified Public Offering; provided, that the following persons are restricted in the same manner and for the same duration: (A)(i) all of the Company’s affiliates and executive officers and all of the members of the Board of Directors, (ii) the holders of Pegasus Shares and any successors, assigns and transferees, and (iii) all of the other Holders, and (B) if such persons are selling stockholders in the Company’s initial Qualified Public Offering, (i) the holders of Home Depot Shares and any successors, assigns and transferees and (ii) the holders of Geveran Shares and any successors, assigns and transferees thereof, in each such case. In connection with any underwritten registrations (other than the initial Qualified Public Offering), no Holder of Registrable Securities shall effect any such Sale Transaction during the seven (7) day period prior to and the 90 day period beginning on the effective date of such offering (or such shorter period of time as is sufficient and appropriate, in the sole discretion of the managing Underwriter) (each, a “Following Holdback Period”); provided, that the following persons are restricted in the same manner and for the same duration: (A)(i) all of the Company’s affiliates and executive officers and all of the members of the Board of Directors, (ii) the holders of Pegasus Shares and any successors, assigns and transferees, and (iii) all of the other Holders, and (B) if such persons are selling stockholders in the underwritten public offering (other than the initial Qualified Public Offering), (i) the holders of Home Depot Shares and any successors, assigns and transferees and (ii) the holders of Geveran Shares and any successors, assigns and transferees thereof, in each such case. If (i) the Company issues an earnings release or other material news or a material event relating to the Company and its subsidiaries occurs, in either case during the last 17 days of the QPO Holdback Period or any Following Holdback Period (as applicable) or (ii) prior to the expiration of the QPO Holdback Period or any Following Holdback Period (as applicable), the Company announces that it will release earnings results during the 16 day period beginning upon the expiration of such period, then to the extent necessary for a managing or co managing Underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4) (or any successor rule), the QPO Holdback Period or any Following Holdback Period (as applicable) shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be (such period referred to herein as the “Holdback Extension”); provided, that the following persons are restricted in the same manner and for the same duration: (A)(i) all of the Company’s affiliates and executive officers and all of the members of the Board of Directors, (ii) the holders of Pegasus Shares and any successors, assigns and transferees, and (iii) all of the other Holders, and (B) if such persons are selling stockholders in the applicable underwritten offering, (i) the holders of Home Depot Shares and any successors, assigns and transferees and (ii) the holders of Geveran Shares and any successors, assigns and transferees thereof, in each such case. The Company shall promptly notify the Holders of any earnings release, news or event that may give rise to a Holdback Extension. Subject to the provisos included in this Section 8.1, the Company may impose stop transfer instructions with respect to the Equity Securities (or other securities) subject to the foregoing restriction until the end of such period, including any period of Holdback Extension.

8.2 The Company (a) shall not effect any public sale or distribution of its Equity Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) day period prior to and during such period of time as may be determined by the Underwriters managing the underwritten registration following the effective date of any underwritten Demand Registration, a Joint Demand Registration or any underwritten Piggyback Registration (not to exceed 180 days in connection with the Company’s initial Qualified Public Offering or 90 days in all other cases, except in each case as extended during the period of any Holdback Extension), except as part of such underwritten registration or pursuant to registrations on Form S–8 or any successor form and unless the Underwriters managing the registered public offering otherwise agree in writing, and (b) shall take commercially reasonable efforts to cause each holder of at least 1% of its Equity Securities, or any securities convertible into or exchangeable or exercisable for Equity Securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (as extended by any Holdback Extension), except as part of such underwritten registration, if otherwise permitted, unless the Underwriters managing the registered public offering otherwise agree in writing.

9. Termination of Rights. The provisions of this Agreement, except the provisions in Sections 5 and 6 of this Agreement, shall terminate upon the earlier of: (i) the first day that all Registrable Securities have been sold by all of the Holders; (ii) with regard to any specific Holder, the first day that such Holder no longer owns any Registrable Securities; provided, that the indemnification and contribution rights and obligations hereunder shall not terminate and shall survive forever. The period this Agreement is in effect is referred to as the “Registration Period.”

10. Miscellaneous.

10.1 Transfer or Assignment of Registration Rights. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of any current or subsequent Holder of Registrable Securities hereunder may be freely assigned by such current or subsequent Holder of Registrable Securities in conjunction with and to the extent of any transfer by such current or subsequent Holder of Registrable Securities to any person; provided, that none of the rights, duties or obligations of such current or subsequent Holder of Registrable Securities shall be assignable unless: (i) if such transferee is not an Affiliate of such Holder, the aggregate amount of Registrable Securities transferred to such transferee amounts to at least 1% of the then issued and outstanding Common Stock, which for Equity Securities, shall be calculated in accordance with Section 13 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) such transferee signs a joinder agreement to this Agreement in a form reasonably satisfactory to the Company. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and the permitted assigns of Riverwood, any other Holder or such other holder of Registrable Securities or of any assignee of Riverwood, any other Holder or such other holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 6 and this Section 10.1.

10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

10.3 Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile or electronic mail), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at the address of such Holder on the books of the Company, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at the address of its principal offices.

10.6 Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Company and (x) Riverwood for so long as it holds any Registrable Securities and thereafter, (y) the Holders of at least a Majority-In-Interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10.6 shall be binding upon the Holders, each transferee of the Registrable Securities, each future holder of all such Registrable Securities, and the Company.

10.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns (if any). Subject to Section 10.1, no party may assign this Agreement or any rights, interests or obligations hereunder (in whole or in part, by operation of law or otherwise) to any person without the prior written consent of the other party, and any attempt to make such assignment without such consent shall be null and void ab initio.

10.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Holders, shall be cumulative and not alternative.

10.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and any other written or oral agreements between the parties hereto are expressly canceled.

10.11 Aggregation of Stock. All Registrable Securities held or acquired by affiliated entities or persons shall be aggregated for the purposes of determining the availability of any right under this Agreement.

10.12 Adjustment of Share Amounts. All share amounts in this Agreement are subject to adjustment (a) in the event of any stock split, stock dividend or share combination (reverse stock split) and (b) in accordance with the Certificate of Designation creating the Preferred Shares.

10.14 Remedies. The Company acknowledges that in the event of any breach of this Agreement by the Company, or any controversy arises concerning any Holder’s rights or obligations under this Agreement, such Holder (1) would be irreparably and immediately harmed by such breach, (2) may not be made whole by monetary damages, and (3) shall be entitled to seek temporary and permanent injunctions (or their functional equivalents) to prevent any such breach and/or to compel specific performance of this Agreement, in addition to all other remedies to which such Holder may be entitled at law or in equity. The remedies of such Holder under this Agreement shall be cumulative of each other and of the remedies available at law or in equity. Such Holder’s full or partial exercise of any such remedy shall not preclude any subsequent exercise by such Holder of the same or any other remedy.

10.15 Construction. Whenever the context requires in this Agreement, the gender of all words used in Agreement include the masculine, feminine, and neuter and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. Use of “herein,” “hereof,” “hereby,” “hereunder,” or similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or part hereof. Unless otherwise specified, all references to a Section refer to sections of this Agreement. The terms “include,” “includes,” and “including” mean “include without limitation,” “includes without limitation,” and “including without limitation” and the term “or” has the inclusive meaning represented by the phrase “and/or”.

10.16 Amendment and Restatement of Original Registration Statement. The Company, RW LSG Holdings LLC and RW LSG Management Holdings LLC each hereby agree that the Original Registration Statement shall be deemed to be amended, restated and replaced by this Agreement.

10.17 Other Registration Rights. Except for (i) the Amended and Restated Registration Rights Agreement, dated as of January 23, 2009, by and among the Company and Pegasus Partners IV, L.P., (ii) the Registration Rights Agreement, dated as of January 14, 2011, by and between the Company and The Home Depot, Inc., (iii) the Registration Rights Agreement, dated as of June 6, 2011, by and between the Company and Geveran Investments Ltd., and (iv) the Original Registration Rights Agreement (which has been amended, restated and replaced by this Agreement), the Company represents and warrants to each party hereto that no Person, other than a Holder of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock or other Equity Securities for sale or to include shares of the Company’s capital stock or Equity Securities in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other Person.

10.18 Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF ANY OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Thomas C. Shields
Name:	Thomas C. Shields
Title:	Chief Financial Officer

Signature Page to Amended and Restated Registration Rights Agreement

RW LSG HOLDINGS LLC

By:	Riverwood Capital Partners L.P., its Managing Member

By:	Riverwood Capital L.P., its General Partner

By:	Riverwood Capital GP Ltd. its General Partner

By:	/s/ Michael E. Marks
Name:	Michael E. Marks
Title:	Director and Chief Executive Officer

RW LSG MANAGEMENT HOLDINGS LLC

By:	Riverwood Capital Management L.P., its Managing Member

By:	Riverwood Capital Management Ltd. its General Partner

By:	/s/ Michael E. Marks
Name:	Michael E. Marks
Title:	Director

Signature Page to Amended and Restated Registration Rights Agreement

CLEANTECH EUROPE II (A), L.P.

By:	/s/ Samer Salty
Name:	Samer Salty
Title:	Chief Executive Officer

Signature Page to Amended and Restated Registration Rights Agreement

CLEANTECH EUROPE II (B), L.P.

By:	/s/ Samer Salty
Name:	Samer Salty
Title:	Chief Executive Officer

Signature Page to Amended and Restated Registration Rights Agreement

PORTMAN LIMITED

By:	/s/ Mohamed Ali Al Dhaheri
Name:	Mohamed Ali Al Dhaheri
Title:	Director

By:	/s/ Salem Mohamed Al Ameri
Name:	Salem Mohamed Al Ameri
Title:	Director

Signature Page to Amended and Restated Registration Rights Agreement